RECONSTITUTED SERVICING AGREEMENT

This Reconstituted Servicing Agreement (this “Agreement”) is made this 1st day of April, 2003, by and among GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. (the “Owner”), GMAC MORTGAGE CORPORATION, as servicer (the “Servicer”), and acknowledged by WELLS FARGO BANK MINNESOTA, National Association, as master servicer (the “Master Servicer”) and DEUTSCHE BANK NATIONAL TRUST COMPANY, as trustee (the “Trustee”) of the HarborView Mortgage Loan Trust 2003-1 (the “Trust Fund”), created under the Pooling and Servicing Agreement (defined below).

RECITALS

WHEREAS, the mortgage loans listed on Schedule One hereto (the “Serviced Mortgage Loans”) are currently being serviced by the Servicer for the Owner pursuant to the Master Flow Sale and Servicing Agreement, dated and effective as of May 1, 2002 (Adjustable Rate Conventional Mortgage Loans, Group No. 2002-NC3) (the “Servicing Agreement”), a copy of which is annexed hereto as Exhibit B.

WHEREAS, the Owner proposes, pursuant to (i) a mortgage loan sale agreement (the “Mortgage Loan Sale Agreement”) dated as of April 1, 2003, between the Owner and Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”) and (ii) a pooling and servicing agreement (the “Pooling and Servicing Agreement”), dated as of April 1, 2003, among the Owner, as seller, the Depositor, the Master Servicer and the Trustee, to cause the transfer of the Serviced Mortgage Loans to the Trust Fund as part of a publicly-issued and privately-placed, rated mortgage securitization.  A copy of the Pooling and Servicing Agreement is annexed hereto as Exhibit C.

WHEREAS, Section 12.01 of the Servicing Agreement provides that, subject to certain conditions set forth therein, the Owner may effect one or more Pass-Through Transfers (as that term is defined in the Servicing Agreement) and, in connection with any such Pass-Through Transfer, the Servicer has agreed to enter into a Reconstitution Agreement (as defined in the Servicing Agreement) which contains servicing provisions substantially similar to those contained in the Servicing Agreement to facilitate such Pass-Through Transfer.

WHEREAS, in connection with the mortgage securitization, the Owner and the Servicer agree that (a) the transfer of the Serviced Mortgage Loans from the Owner to the Depositor and from the Depositor to the Trustee to be accomplished by the Mortgage Loan Sale Agreement and the Pooling and Servicing Agreement constitutes a Pass-Through Transfer, (b) on and after the date of such Pass-Through Transfer, the provisions of the Servicing Agreement shall continue to apply to the Serviced Mortgage Loans, but only to the extent provided by this Agreement and (c) this Agreement shall constitute a Reconstitution Agreement in connection with such Pass-Through Transfer, which shall govern the servicing of the Serviced Mortgage Loans for so long as they remain subject to the provisions of the Pooling and Servicing Agreement;

WHEREAS, pursuant to this Agreement, the Master Servicer, and any successor master servicer, shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trustee and the Trust Fund, and shall have the right to terminate the rights and obligations of the Servicer under this Agreement upon the occurrence of an Event of Default (as defined by this Agreement);

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.

Servicing; Incorporation by Reference of Servicing Agreement Provisions.  The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Servicing Agreement, as modified by the provisions of this Agreement and Exhibit A thereto, for the benefit of the Trust Fund, and that the provisions of the Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

2.

Trust Fund Cut-off Date.  The parties hereto acknowledge that by operation of Section 5.01 of the Servicing Agreement (as modified by this Agreement) the remittance on May 16, 2003 to be made to the Trust Fund is to include all principal collections due after April 1, 2003 (the “Trust Fund Cut-off Date”), plus interest thereon at the Mortgage Loan Remittance Rate collected during the immediately preceding Due Period, but exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, and taking into account the adjustments specified in Section 5.01(a) of the Servicing Agreement.

3.

Servicing Fee.  The Servicing Fee for the Serviced Mortgage Loans serviced under this Agreement shall be an annual fee equal to 0.25% (the “Servicing Fee Rate”) of the Assumed Principal Balance of each Serviced Mortgage Loan.  Such fee shall be payable monthly from the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of each Monthly Payment collected by the Servicer (or as otherwise provided under Section 4.05 of the Servicing Agreement).

4.

Master Servicing; Termination of Servicer.  The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to enforce that the Servicer’s obligation to service the Serviced Mortgage Loans in accordance with the provisions of this Agreement.  The Master Servicer, acting on behalf of the Trustee and the Trust Fund, shall have the same rights (but not the obligations) as the Owner to enforce the obligations of the Servicer under the Servicing Agreement and unless otherwise specified in Exhibit A to this Agreement, references to the “Owner” in the Servicing Agreement shall include the “Master Servicer”; provided, however, that any obligation of the Owner to pay or reimburse the Servicer shall be satisfied from funds available in the Custodial Account or the Trust Fund.  The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the occurrence of an Event of Default under Section 9.01 of the Servicing Agreement (as modified by this Agreement).  Notwithstanding anything herein to the contrary, in no event shall the Master Servicer be required to assume any of the obligations of the Owner under the Servicing Agreement and, in connection with the performance of the Master Servicer’s duties hereunder, the parties and other signatories hereto agree that the Master Servicer shall be entitled to all the rights, protections and limitations of liability afforded to the Master Servicer under the Pooling and Servicing Agreement.

5.

Representations.  As provided in Section 12.01 of the Servicing Agreement, the Servicer hereby reaffirms as of the Trust Cut-off Date the representations and warranties made pursuant to Section 3.01 of the Servicing Agreement for the benefit of the Trust Fund.

6.

Notices.  All notices, consents, certificates or reports (collectively “written information”) required to be delivered hereunder between or among the parties hereto (including any third party beneficiary thereof) shall be in writing, may be in the form of facsimile or electronic transmission, and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice.  Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

All written information required to be delivered to the Master Servicer hereunder shall be delivered to the Master Servicer at the following address:

Wells Fargo Bank Minnesota, National Association

P.O. Box 98

Columbia, Maryland 21046

Attention:  Corporate Trust Group, HarborView 2003-1

(or in the case of overnight deliveries,

9062 Old Annapolis Road

Columbia, Maryland 21045)

Telephone:  (410) 884-2000

Facsimile:   (410) 715-2380

All remittances required to be made to the Master Servicer under this Agreement shall be on a scheduled/scheduled basis and made to the following wire account:

Wells Fargo Bank Minnesota,

Minnesota, National Association

ABA#:  121-000-248

Account Name:  SAS CLEARING

Account Number:  3970771416

For further credit to:  HarborView 2003-1, Account # 18099800

All written information required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California 92705

Attention:  HarborView 2003-1 (GC03H1)

Telephone:  (714) 247-6000

Facsimile:   (714) 247-6329

All written information required to be delivered to the Owner hereunder shall be delivered to the Owner at the following address:

Greenwich Capital Financial Products, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Attention:   Legal Department (HarborView 2003-1)

Telephone:  (203) 625-6072

Facsimile:   (203) 618-2132

All written information required to be delivered to the Servicer hereunder shall be delivered to the Servicer at the following address:

GMAC Mortgage Corporation

100 Witmer Road

Horsham, Pennsylvania 19044

Attention:  Bill Maguire, Senior Vice President (HarborView 2003-1)

Telephone:  (215) 682-1679

Facsimile:   (215) 682-1151

7.

Acknowledgement.  The Servicer hereby acknowledges that the rights of the Owner under the Servicing Agreement as modified by this Agreement will be assigned to the Depositor under a Mortgage Loan Sale and Assignment Agreement and by the Depositor to the Trust Fund under the Pooling and Servicing Agreement and that each such assignment will constitute a valid assignment of the rights of the Owner under the Servicing Agreement to the Depositor and from the Depositor to the Trust Fund pursuant to Article XII of the Servicing Agreement.  The Servicer hereby consents to such assignments and acknowledges the Trust Fund’s REMIC election.

8.

Reconstitution.  The Seller and the Servicer agree that this Agreement is a Reconstitution Agreement executed in connection with a “Pass-Through Transfer” pursuant to Article XII of the Servicing Agreement,” and that the date hereof is the “Reconstitution Date,” each as defined in the Servicing Agreement.

9.

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

10.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

Executed as of the day and year first above written.

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
as Owner

By: /s/ James T.  Raeze

Name: James T.  Raeze

Title:   Senior Vice President

GMAC MORTGAGE CORPORATION,

as Servicer

By: /s/ Patricia C. Taylor

Name:  Patricia C. Taylor

Title:    Vice President

Acknowledged By:

WELLS FARGO BANK MINNESOTA,

NATIONAL ASSOCIATION,

as Master Servicer

By:  /s/ Stacey Wainwright

Name:  Stacey Wainwright

Title:   Assistant Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,

as Trustee

By:  /s/ Alan Sueda

Name: Alan Sueda

Title:    Associate

EXHIBIT A

Modifications to the Servicing Agreement

1.

A new definition is hereby ordered to Article I as the first defined term listed therein, to read as follows:

Adverse REMIC Event:  Any action or omission by the Servicer that would cause the Trust Fund to (i) endanger the status of any REMIC created thereunder or (ii) result in the imposition of a tax upon the REMIC, including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth in Section 860G of the Code.

2.

The definition of “Business Day” in Article I is hereby amended by restating clause (ii) of the definition to read as follows:

(ii) a day on which banks and savings and loan institutions in the Commonwealth of Pennsylvania, the State of California, the State of Maryland, the State of Minnesota or the State of New York are authorized or obligated by law or executive order to be closed.

3.

The definition of “Determination Date” in Article I is hereby amended by changing each reference to “16th day” included in such definition to “15th day”.

4.

The definition of “Mortgage Interest Rate” in Article I is hereby amended by adding the words “net of any Relief Act Reduction” after the word “Note” and before the period at the end of such defined term.

5.

The definition of “Nonrecoverable Advance” is hereby amended by deleting the reference to “or Section 5.04” in the first sentence thereof.

6.

The definition of “Opinion of Counsel” in Article I is hereby amended by adding the following proviso after the word “Company” and before the period at the end of such defined term:

;provided that any Opinion of Counsel relating to (a) qualification of the Serviced Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel reasonably acceptable to the Master Servicer and the  Owner, who (i) is in fact independent of the Servicer and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or any master servicer of the Serviced Mortgage Loans or in an affiliate of either and (iii) is not connected with the Servicer or any master servicer of the Serviced Mortgage Loans as an officer, employee, director or person performing similar functions” to the end of such definition.

7.

A new definition of “Rating Agency” is added to Article I to immediately follow the definition of “Qualified Substitute Mortgage Loan” and to read as follows:

“Rating Agency”:  Any nationally recognized statistical rating agency rating the securities issued in a mortgage securitization as a result of a Pass-Through Transfer.

8.

A new definition of “Relief Act Reduction” is hereby added to Article I immediately following the definition of “Refinanced Mortgage Loan” to read as follows:

“Relief Act Reduction”:  With respect to any Serviced Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, or any similar state law, any amount by which interest collectible on such Serviced Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

9.

The definition of “Remittance Date” in Article I of the Agreement is hereby amended and restated in its entirety to read as follows:

“Remittance Date”:  The 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately preceding such day.

10.

A new definition of “Sarbanes Certifying Party” is hereby added to Article I to immediately follow the definition of “Repurchase Price” and to read as follows:

“Sarbanes Certifying Party”:  A person who provides a certification required under the Sarbanes-Oxley Act of 2002 on behalf of the Trust Fund.

11.

Section 4.01 (Company to Act as Servicer) is hereby amended by adding the following additional proviso after the word “Loan” and immediately before the period at the end of the second sentence of the second paragraph thereof.

; and provided further, no such modification shall be permitted unless the Servicer shall have received written confirmation from the Master Servicer to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event.  The Master Servicer may, in its discretion, obtain an Opinion of Counsel confirming such determination costs of which such shall be a reimbursable expense to the Master Servicer from the Trust Fund.  Promptly after the execution of any assumption, modification, consolidation or extension of any Serviced Mortgage Loan, the Servicer shall forward to the Custodian copies of any documents evidencing such assumption, modification, consolidation or extension.

12.

Section 4.04 (Establishment of Custodial Accounts; Deposits in Custodial Account) is hereby amended by adding the following words after the word “accounts” and before the period at the end of the first sentence of the first paragraph:

, entitled “in trust for the Trustee of HarborView Mortgage Loan Trust 2003-1;”

13.

Section 4.05 (Withdrawals From the Custodial Account) is hereby amended by amending the first sentence of the second paragraph thereby to refer to “Section 5.01(a)(iv), (v) and (vi).”

14.

Section 4.06 (Establishment of Escrow Account; Deposits in Escrow Account) shall be amended by adding the following words after the word “Accounts” and before the period at the end of the first sentence:

, entitled “in trust for the Trustee of the HarborView Mortgage Loan Trust 2003-1”.

15.

Section 4.14 (Title, Management and Disposition of REO Property) is hereby amended by replacing the word “unless” in the third sentence of the second paragraph thereof with the word “if”.

16.

Section 4.15 (Application of Buydown Funds) shall not apply to this Agreement.

17.

Section 5.02 (Statements to Owner) is hereby amended in its entirety to read as follows:

Section 5.02

Statements to Master Servicer.

Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately preceeding Business Day), the Servicer shall furnish to the Master Servicer (i) a monthly remittance advice in written or electronic format (or in such other format mutually agreed to between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer.

The Servicer shall provide the Master Servicer with such information available to it concerning the Serviced Mortgage Loans as is necessary for the Master Servicer to prepare the Trust Fund’s federal income tax return as the Master Servicer may reasonably request from time to time.

18.

Section 5.04 (Prepayment Interest Shortfalls) is hereby amended by adding the following sentence as the last sentence of such section:

“Such deposit shall be made from the Servicer’s own funds, without reimbursement therefore, up to a maximum amount of the Servicing Fees received for such month for the Serviced Mortgage Loans.”

19.

Section 6.03 (Servicing Compensation) is hereby amended to provide that the Servicer may seek reimbursement by withdrawing funds on deposit in the Custodial Account for any expenditures required to be made by the Servicer described in clauses (a), (b) and (c) of Section 6.03, rather than request reimbursement for such amounts through the Master Servicer.  If the amount on deposit in the Custodial Account in the related Due Period is insufficient to provide complete reimbursement for such expenditures, the Servicer may seek reimbursement from amounts on deposit in the Custodial Account in succeeding Due Periods until such expenditures are fully reimbursed.

20.

Section 6.04 (Annual Statement as to Compliance) is hereby amended as follows:

(a)

by adding “(a)” prior to the first paragraph of such Section;

(b)

by changing the words “on or before March 31 of each year, beginning March 31, 2003” to the following:  “No later than the later of (i) March 15th of each year beginning March 15, 2004 and (ii) 15 days prior to the date on which the Form 10-K is required to be filed with the Securities and Exchange Commission (“SEC”) for each year.”

(c)

by changing the reference to “Owner” in such first paragraph to “Master Servicer and any Sarbanes Certifying Party.”

(d)

by adding the following paragraph (b) after the first paragraph of such Section:

(b)

For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended, (“Sarbanes-Oxley”) is required to be given on behalf of the Trust Fund and the Serviced Mortgage Loans are being serviced by a master servicer by the later of the date of (i) March 15th of each year and (ii) 15 days prior to the date on which the Form 10-K is required to be filed with the SEC for each year (or if such day is not a Business Day, the immediately preceding Business Day), an officer of the Servicer shall execute and deliver an Officer’s Certificate to the Master Servicer and its officers, directors and affiliates, in the form of Exhibit D hereto.

(e)

by adding the following paragraph (c) after paragraph (b) of such Section:

The Servicer shall indemnify and hold harmless each of the Master Servicer, the Depositor, the Trustee and the Trust Fund and its officers, directors, agents and affiliates (the “Indemnified Parties”) from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 6.04 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Indemnified Parties, then the Servicer agrees that it shall contribute to the amount paid or payable by the Indemnified Parties as a result of the losses, claims, damages or liabilities of the Indemnified Parties in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 6.04 or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

21.

Section 6.05 (Annual Independent Accountants’ Servicing Report) is hereby amended by:

(a)

By removing the reference to “On or before March 31 of each year beginning March 31, 2003” in the first sentence thereof and replacing it with the following:

No later than the later of (a) March 15th of each year and (b) 15 days prior to the date on which the Form 10-K is required to be filed with the SEC for each year so long as the Serviced Mortgage Loans are master serviced by the Master Servicer; and

(b)

by replacing the reference to “Owner” with “Master Servicer”

22.

Section 6.06 (Right to Examine Company Records) is hereby amended and restated in its entirety to read as follows:

If any of the Master Servicer or the Trustee provide reasonable prior written notice, any such party and its respective accountants, attorneys, or designees may examine the Servicing Files relating to the Serviced Mortgage Loans and the REO Properties during normal business hours of the Servicer at the Trust Fund’s expense.  The examining party or parties shall provide to the Servicer a copy of any report generated in connection with any such examination.  In addition, the Servicer shall provide to the Master Servicer and the Trustee any other information related to the Serviced Mortgage Loans and the underlying Mortgage Properties, reasonably requested by such parties.

23.

Section 8.01 (Indemnification; Third Party Claims) is amended by (i) replacing the word “Owner” in the first line thereof with the words “Trust Fund, the Trustee, the Depositor and the Master Servicer”; by (ii) replacing the word “Owner” in the third line and fifth line thereof with the words “Trustee, the Depositor, the Trust Fund or Master Servicer”;  and (iii) adding the following immediately after the third sentence of such Section:

The Servicer may seek reimbursement from the Custodial Account for all amounts advanced by it pursuant to the preceding sentence except when such third party claim is in any way related to the Servicer’s indemnification pursuant to this Section 8.01 or the failure of the Servicer to service and administer the Mortgage Loans in material compliance with this Agreement.

24.

Section 8.02 (Merger or Consolidation of the Company) is hereby amended by (i) inserting “, with the prior written consent of the Master Servicer” between the words “shall” and “be” in the third line of the second paragraph thereof.

25.

Section 8.03 (Company Not to Resign) is hereby amended by (i) replacing the word “Owner” in the third line thereof with “Master Servicer”, (ii) inserting the words “with the consent of the Master Servicer, which consent shall not be unreasonably withheld” after the word “Company” in the parenthetical in the first sentence thereof and (iii) by inserting as the last sentence of such paragraph the following:

The Servicer shall notify the Trustee of any such resignation or assignment of this Agreement.

26.

Section 9.01 (Event of Default) is hereby amended by:

(a)

changing any reference to “Owner” to “Master Servicer;”

(b)

changing the reference to “five days” to “two Business Days” in clause (i);

(c)

by removing the word “or” at the end of clause (vii) and inserting the word “or” after the semicolon in clause (viii), and adding the following new clause (ix):

(ix)

failure by the Servicer to duly perform, within the required time period, its obligations under Section 6.04 or Section 6.05 which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Servicing Agreement or by any master servicer responsible for master servicing the Serviced Mortgage Loans pursuant to a securitization of such Serviced Mortgage Loans;

(d)

adding the words “within the applicable cure period” after the word “remedied” in the first line of the second paragraph.

27.

Section 9.02 (Waiver of Defaults) is hereby amended by changing the reference to “Owner” to “Master Servicer”.

28.

Section 10.01 (Termination) is hereby amended by (a) restating subclause (ii) of paragraph (a) thereof to read as follows:

(ii)

mutual consent of the Servicer and the Master Servicer in writing, provided such termination is also acceptable to the Rating Agencies.

(b)

by deleting paragraph (b) of Section 10.01 in its entirety.

29.

Section 11.01 (Successor to Company) is hereby amended by:

(i)

replacing the words “Prior to” with “Upon” in the first line of the first paragraph thereto;

(ii)

by changing the word “Owner” in the second line of the first paragraph to “Master Servicer” and by adding the words “, in accordance with the Pooling and Servicing Agreement,” after the word “shall” in the second line of the first paragraph thereto;

(iii)

adding the following new sentence immediately following the first sentence of the first paragraph thereof to read as follows:

Any successor to the Servicer shall be a Freddie Mac- or Fannie Mae-approved servicer and shall be subject to the approval of each Rating Agency, as evidenced by a letter from such Rating Agency delivered to the Master Servicer and the Trustee that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates.

(iv)

amending the existing second sentence of the first paragraph thereof by (a) changing the word “Owner” to “the Master Servicer” and (b) by adding the following proviso at the end of such sentence:

; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.

(v)

replacing the word “Owner” in the second line of the second paragraph thereof with “Trustee and Master Servicer”.

(vi)

replacing the reference to “Owner” in the fourth paragraph thereof with “Trustee and the Master Servicer”.

(vii)

by replacing the word “Owner” with the word “Trust Fund” in the third sentence of the fifth paragraph thereof; and

(viii)

adding the following paragraph as the sixth paragraph thereof:

Except as otherwise provided in this Section 11.01, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (as a result of termination for cause under Section 9.01 or resignation of the Servicer), including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Mortgage Files and the other necessary data, including the completion, correction or manipulation of such servicing data as may be required to correct any errors or insufficiencies in the servicing data, to the successor servicer shall be paid by the terminated or resigning Servicer from its own funds without reimbursement.

30.

Section 11.03 (Amendment) is hereby amended by replacing the words “by written agreement signed by the Company and the Owner” with “by written agreement signed by the Servicer and the Owner, with the written consent of the Master Servicer,” and by adding the following sentence at the end thereof:

“The party requesting such amendment shall, at its own expense, provide the Trustee, the Master Servicer and the Owner with an Opinion of Counsel that such amendment is permitted under the terms of this Agreement, the Servicer has complied with all applicable requirements of this Agreement, and such Amendment will not materially adversely affect the interest of the Certificateholders in the Serviced Mortgage Loans.”

31.

Section 11.09 (No Partnership) is hereby amended by replacing the words “the Owner” with “the Owner, the Master Servicer, the Trustee or the Trust Fund”.

32.

Section 11.11 is hereby amended by restating the second sentence thereof to read as follows:

The Servicer may not assign this Agreement without the prior written consent of the Owner, the Master Servicer and the Rating Agencies.  The Servicer shall provide notice to the Trustee of any assignment of this Agreement.

33.

New Section 11.14 (Intended Third Party Beneficiaries) is added to the Servicing Agreement to read as follows:

Section 11.14

Intended Third Party Beneficiaries.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee and the Master Servicer each receive the benefit of the provisions of this Agreement as an intended third party beneficiary of this Agreement to the extent of such provisions.  The Servicer shall have the same obligations to the Trustee as if the Trustee were a party to this Agreement, and the Trustee and the Master Servicer each shall have the same rights and remedies to enforce the provisions of this Agreement as if it were a party to this Agreement.  The Servicer shall only take directions from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement.  Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification and the indemnification obligations) shall terminate upon termination of the Trust Fund pursuant to the Trust Agreement.

EXHIBIT B

MASTER FLOW SALE AND SERVICING AGREEMENT

Dated and effective as of May 1, 2002

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

(Initial Owner)

and

GMAC MORTGAGE CORPORATION

(Company)

Adjustable Rate Conventional Mortgage Loans

Group No. 2002-NC3

This is a Master Flow Sale and Servicing Agreement, dated and effective as of May 1, 2002, and is executed between  Greenwich Capital Financial Products, Inc. as purchaser and initial owner (hereinafter, the “Initial Owner”), and GMAC Mortgage Corporation, a Pennsylvania corporation, as seller and servicer (the “Company”).

The Initial Owner has agreed to purchase, from time to time, from the Company and the Company has agreed to sell, from time to time, to the Initial Owner, certain conventional adjustable rate residential mortgage loans (the “Mortgage Loans”) as described herein on a servicing retained basis, which shall be delivered in groups of whole loans on various dates as provided herein (each a “Closing Date”).

Each Mortgage Loan is secured by a  mortgage or deed of trust creating a first lien on a residential dwellings located in the jurisdiction indicated on the Mortgage Loan Schedule, which is to be annexed hereto on each Closing Date as Schedule I.

The Initial Owner and Company wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans.

In consideration of the premises and the mutual agreements hereinafter set forth, the Initial Owner and the Company agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Agreement”:  This Master Flow Sale and Servicing Agreement, including all exhibits hereto, and all amendments hereof and supplements hereto.

“ALTA”:  The American Land Title Association.

“Annual Mortgage Interest Rate Cap”:  The maximum amount, as provided in the Mortgage Note, that a Mortgage Interest Rate can change on any Interest Rate Change Date.

“Appraised Value”: The amount set forth in an appraisal in connection with the origination of each Mortgage Loan as the value of the Mortgaged Property, or, if the Mortgage Loan is a refinance originated under the Company’s “express refinance,” “streamline refinance,”  “GM family,” or “select processing” program (as described in the Company’s underwriting guidelines attached hereto as Exhibit G) the Appraised Value shall equal the amount indicated on the Company’s servicing system as the appraised value of the Mortgaged Property; or if the Mortgage Loan is a purchase originated under the Company’s “select processing” or “GM family” programs (as described in the Company’s underwriting guidelines attached hereto as Exhibit G) the Appraised Value shall equal the amount of the purchase price of the Mortgaged Property.

“Assignment and Conveyance”:  An assignment and conveyance of the Mortgage Loans purchased on a Closing Date in the form annexed hereto as Exhibit H.

“Assignment of Mortgage”:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (but not recorded) that, when properly completed and recorded, is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Owner.

“Assumed Principal Balance”: As to each Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan outstanding as of the Cut-off Date after application of payments due on or before the Cut-off Date, whether or not received, minus (ii) all amounts previously distributed to the Owner with respect to the Mortgage Loan pursuant to Section 5.01 and representing (a) payments or other recoveries of principal or (b) advances of scheduled principal payments made pursuant to Section 5.03.

“Business Day”:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the Commonwealth of Pennsylvania or State of New York are authorized or obligated by law or executive order to be closed.

“Closing Date”: The date or dates on which the Initial Owner, from time to time, shall purchase and the Company, from time to time, shall sell to the Initial Owner, the Mortgage Loans listed on the Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

“Code”:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Treasury Department regulations issued pursuant thereto.

“Company”:  GMAC Mortgage Corporation, a Pennsylvania corporation, or its successor in interest or any successor to the Company under this Agreement appointed as herein provided.

“Condemnation Proceeds”:  All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

“Custodial Account”:  The separate account or accounts created and maintained pursuant to Section 4.04.

“Custodial Agreement”:  The agreement for the retention of each Mortgage Note, Mortgage, Assignment of Mortgage and other documents, which agreement is in the form annexed hereto as Exhibit D.

“Custodian”:  The custodian under the Custodial Agreement, or its successor.

“Current Index”:  The index, as provided in each Mortgage Note, used to adjust the Mortgage Interest Rate on each Interest Change Date.

“Curtailment”:  Any Principal Prepayment made by a Mortgagor that is not a Full Principal Prepayment.

“Customary Servicing Procedures”:  Procedures (including collection procedures) using the same care that the Company customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices.

“Cut-off Date”: The first day of the month in which the respective Closing Date occurs or if the first day of the month is not a Business Day, the Business Day immediately following.

“Deleted Mortgage Loan”:  A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan in accordance with this Agreement.

“Determination Date”:  The 16th day (or if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day) of the month of the related Remittance Date.

“Due Date”:  The day of the month on which each Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Due Period”:  With respect to each Remittance Date, the period beginning on the second day of the month preceding the month of the Remittance Date, and ending on the first day of the month of the Remittance Date.

“Eligible Depository Institution”:  Either a (i) depository  the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of  which are rated A (or A2) or better by S&P or Moody’s or (ii) the corporate trust department of any bank the debt obligations of which are rated at least A-1 (or P-1) by S&P or Moody’s.

“Eligible Investments”:  Any one or more of the following obligations or securities:

(i)  obligations of or guaranteed as to principal and interest by the (a) United States, the Federal Home Loan Mortgage Corporation (“Freddie Mac”), the Federal National Mortgage Association (“Fannie Mae”) or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided, that such obligations of Freddie Mac or Fannie Mae shall be limited to senior debt obligations and mortgage participation certificates except that investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages shall not constitute Eligible Investments hereunder;

(ii)  repurchase agreements (which must be fully collateralized) on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof;

(iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company;

(iv)  commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which are rated at least A-1 or P-1 by S & P Corporation (“S & P”) and Moody’s Investor Services, Inc. (“Moody’s”), respectively;

(v)  money market funds comprised of securities described in the aforementioned clauses (i-iv) and having a stated policy of maintaining a set net asset value per share (a “Money Market Fund”).  All Money Market Funds will conform to Rule 2a-7 of the Investment Company Act of 1940;

provided, however, that no instrument shall be an Eligible Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

“Escrow Account”:  The separate account or accounts created and maintained pursuant to Section 4.06.

“Escrow Payments”:  The amounts constituting taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, ground rents and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Event of Default”: Any one of the conditions or circumstances enumerated in Section 9.01.

“Fannie Mae”: The Federal National Mortgage Association or any successor organization.

“Fidelity Bond”: A fidelity bond required to be maintained by the Company pursuant to Section 4.13.

“FDIC”:  The Federal Deposit Insurance Corporation or any successor organization.

“Freddie Mac”: The Federal Home Loan Mortgage Corporation or any successor organization.

“Full Principal Prepayment”: A Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

“HUD”:  The Department of Housing and Urban Development or any successor organization.

“Initial Owner”: Greenwich Capital Financial Products, Inc. “Insurance Proceeds”: Proceeds of any Primary Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures or in accordance with the terms of the related Mortgage Loan or applicable law.

“Interest Rate Change Date”: The date on which the Mortgage Interest Rate is subject to change as provided in the related Mortgage Note.

“Lifetime Mortgage Interest Rate Cap”: The maximum amount, as provided in the Mortgage Note, that a Mortgage Interest Rate can change over the life of the Mortgage Loan.

“Liquidation Proceeds”: Cash, other than Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of the Mortgage Loan, trustee’s sale, foreclosure sale or otherwise.

“Loan-to-Value Ratio” or “LTV”: With respect to any Mortgage Loan, the original principal balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

“Margin”:  The amount that is added to the Current Index value to determine the Mortgage Interest Rate on each Interest Rate Change Date.

“MERS”:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS® System”:  The system of recording transfers of Mortgages electronically maintained by MERS.

“Monthly Payment”: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

“Moody’s”:  Moody’s Investors Service, or any successor in interest.

“Mortgage”:  The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple, or a leasehold estate, in real property securing a Mortgage Note, including any rider incorporated by reference therein.

“Mortgage File”: The documents, records and other items referred to in Exhibit A annexed hereto pertaining to a particular Mortgage Loan.

“Mortgage Interest Rate”: The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note.

“Mortgage Loan”: An individual mortgage loan that is the subject of this Agreement, each mortgage loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule.

“Mortgage Loan Package”:  The Mortgage Loans listed on a Mortgage Loan Schedule, delivered to the Custodian and the Purchaser prior to the related Closing Date and attached to this Agreement as ScheduleI on the related Closing Date.

“Mortgage Loan Remittance Rate”: As to each Mortgage Loan, the annual rate of interest required to be remitted hereunder to the Owner, which shall be equal to the related Mortgage Interest Rate minus the related Servicing Fee Rate.

“Mortgage Loan Schedule”: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans to be annexed hereto as Schedule I (or a supplement thereto) on each Closing Date for the Mortgage Loan Package delivered on such Closing Date, such schedule setting forth the following information as to each Mortgage Loan, as applicable:  (a) the Mortgage Loan identifying number, (b) state and zip code of the Mortgaged Property, (c) the Mortgage Interest Rate, (d) the original principal balance of the Mortgage Loan, (e) principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date, whether or not collected, (f) the first payment date, (g) a code indicating whether the Mortgaged Property is occupied by the owner (and, if so, whether it is occupied as a primary, secondary or vacation residence), (h) the purpose of the Mortgage Loan, (i) a code indicating whether the Mortgage Loan is a Buydown Mortgage Loan, (j) the Annual Mortgage Interest Rate Cap, (k) the Current Index, (l) the Interest Rate Change Date, (m) the Lifetime Mortgage Interest Rate Cap and  (n) the Margin.  Schedule E hereto shall be supplemented as of each Closing Date to reflect the addition of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

“Mortgage Note”: The note or other evidence of the indebtedness of a Mortgagor secured by the related Mortgage.

“Mortgaged Property”: The real property and improvements subject to a Mortgage, constituting security for repayment of the debt evidenced by the related Mortgage Note.

“Mortgagor”:  The obligor on a Mortgage Note.

“Nonrecoverable Advance”: Any advance previously made by the Company pursuant to Section 5.03 or Section 5.04 or any expenses incurred pursuant to Section 4.08 which, in the good faith judgement of the Company, may not be ultimately recoverable by the Company from Liquidation Proceeds.  The determination by the Company that is has made a Nonrecoverable Advance, shall be evidenced by an Officer’s Certificate of the Company delivered to the Owner and detailing the reasons for such determination.

“Officers’ Certificate”: A certificate signed by the President, a Senior Vice President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Secretaries of the Company, or by other duly authorized officers or agents of the Company, and delivered to the Owner as required by this Agreement.

“Opinion of Counsel”: A written opinion of counsel, who may be salaried counsel employed by the Company.

“Owner”:  Any successor or assign to this Agreement by the Initial Owner or an Owner.

“P&I Advance”: As to any Mortgage Loan, any advance made by the Company pursuant to Section 5.03.

“Pass-Through Transfer”:  The sale or transfer of some or all of the Mortgage Loans by the Initial Owner to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

“Person”:  Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Prepayment Interest Shortfall”: As to any Remittance Date and any Mortgage Loan, (a) if such Mortgage Loan was the subject of a Full Principal Prepayment during the related Principal Prepayment Period, the excess of one month’s interest (adjusted to the Mortgage Loan Remittance Rate) on the Assumed Principal Balance of such Mortgage Loan outstanding immediately prior to such prepayment, over the amount of interest (adjusted to the Mortgage Loan Remittance Rate) actually paid by the Mortgagor in respect of such Principal Prepayment Period, and (b) if such Mortgage Loan was the subject of a Curtailment during the related Principal Prepayment Period, an amount equal to one month’s interest at the Mortgage Loan Remittance Rate on the amount of such Curtailment.

“Primary Insurance Policy”: With respect to each Mortgage Loan, the primary policy of mortgage insurance in effect, or any replacement policy therefor obtained by the Company pursuant to Section 4.08.

“Principal Prepayment”: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Principal Prepayment Period”: As to any Remittance Date, the calendar month preceding the calendar month in which such Remittance Date occurs.

“Purchase Price”:  The price paid on the related Closing Date by the Initial Owner to the Company pursuant to the related Purchase Price and Terms Letter in exchange for the Mortgage Loans purchased on such Closing Date.

“Purchase Price and Terms Letter”:  With respect to any pool of Mortgage Loans purchased and sold on any Closing Date, the letter agreement between the Initial Owner and the Company, setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Initial Owner on such Closing Date.

“Qualified Substitute Mortgage Loan”: A mortgage loan substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have a principal balance at the time of substitution not in excess of the principal balance of the Deleted Mortgage Loan (the amount of any difference being deemed to be a principal payment to be credited to or deposited by the Company in the Custodial Account), (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than that of the Deleted Mortgage Loan, (iii) have a remaining maturity not later than and not more than one year less than the remaining maturity of the Deleted Mortgage Loan,  (iv) have the same Due Date as the Deleted Mortgage Loan, (v) have an LTV as of the date of substitution equal to or lower than the Mortgage Loan, (vi) will be covered under a Primary Insurance Policy if the Qualified Mortgage Loan has an LTV greater than 80%, (vii) have a  Lifetime Mortgage Interest Rate Cap not less than that of the Deleted Mortgage Loan and not more than two (2) percentage points above that of the Deleted Mortgage Loan, (viii) have a Margin not less than the Deleted Mortgage Loan, (ix) have the same Current Index of the Deleted Mortgage Loan, (x) comply as of the date substitution with each representation and warranty set forth in Section 3.02 and (xi) be, in the reasonable determination of the Company, of the same type, quality and character as the Deleted Mortgage Loan as if the breach had not occurred.

“Reconstitution Agreement”:  The agreement or agreements entered into by the Company and the Initial Owner and certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as provided in Section 12.01.

“Reconstitution Date”: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 12.01 hereof.  On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Company shall cease to service such Mortgage Loans under this Agreement.

“Record Date”: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

“Refinanced Mortgage Loan”: A Mortgage Loan that was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan.

“Remittance Date”: The 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately following.

“REO Disposition”: The final sale by the Company of a Mortgaged Property acquired by the Company in foreclosure or by deed in lieu of foreclosure.

“REO Disposition Proceeds”: All amounts received with respect to an REO Disposition pursuant to Section 4.14.

“REO Property”: A Mortgaged Property acquired by the Company through foreclosure or deed in lieu of foreclosure, as described in Section 4.14.

“Repurchase Price”: With respect to any Mortgage Loan to be repurchased by the Company pursuant to Section 3.03, an amount equal to the Assumed Principal Balance of such Mortgage Loan as of the date of such repurchase, plus interest on such Assumed Principal Balance at the Mortgage Loan Remittance Rate from the date to which interest has last been paid to the day prior to the day of the repurchase.

“S&P”:  Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor in interest.

“Servicing Advances”: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of REO Property pursuant to Section 4.14 and (d) compliance with the Company’s obligations described in Section 4.08.

“Servicing Fee”: The amount of the annual fee the Owner shall pay to the Company, equal to 0.25% of the outstanding principal amount of each Mortgage Loan.  Such fee shall be payable monthly from the interest portion (including recoveries with respect to interest from the Liquidation Proceeds) of each Monthly Payment collected by the Company (or as otherwise provided under Section 4.05) and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Mortgage Loan is computed.

“Servicing Officer”: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Owner upon request, as such list may from time to time be amended.

“Whole Loan Transfer”: Any sale or transfer of all of the Mortgage Loans by the Initial Owner to a third party.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;

BOOKS AND RECORDS; CUSTODIAL AGREEMENT;

DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01

Conveyance of Mortgage Loans; Possession of Mortgage Files.

The Company, simultaneously with the payment of the Purchase Price and with the execution and delivery to the Initial Owner of an Assignment and Conveyance with respect to the related Mortgage Loan Package does hereby sell, transfer, assign, set over and convey to the Owner, without recourse, but subject to the terms of this Agreement, all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received by the Company on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).  Pursuant to Section 2.03 hereof, the Company has delivered a portion of each Mortgage File to the Custodian.  The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Owner as the owner thereof and the Company’s possession of the portion of each Mortgage File so retained is at the will of the Owner for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only.  On the Closing Date, the ownership of each Mortgage Note, Mortgage and each related Mortgage File is vested in the Owner and the ownership of all records and documents with respect to each related Mortgage Loan prepared by or which come into the possession of the Company shall immediately vest in the Owner and shall be retained and maintained, in trust, by the Company at the will of the Owner in such custodial capacity only.  Except for the Mortgage Note, the Mortgage File may be retained in microfilm, microfiche, optical storage or magnetic media in lieu of hard copy.  The Company shall maintain records (i) confirming the sale of the related Mortgage Loan to the Owner and (ii) confirming the Owner’s ownership interest in the Mortgage File.  The Company shall release from its custody the contents of any Mortgage File only in accordance with written instructions from the Owner, unless such release is required as incidental to the Company’s servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan or the removal of any Mortgage Loan or related REO Property from the terms of this Agreement pursuant to Section 3.03 such written instructions shall not be required.

Section 2.02

Books and Records.

Notwithstanding the sale of the Mortgage Loans to the Owner, to the extent that record title to each Mortgage and the related Mortgage Note shall continue in the name of the Company it shall  be retained by the Company in trust for the Owner for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.  All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with a Mortgage Loan shall be held by the Company in trust for the benefit of the Owner as the owner of the Mortgage Loans, subject to subsequent deduction of amounts to which the Company is entitled pursuant to the terms of this Agreement.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Seller further agrees that it will cause, at the Seller’s own expense, as soon as practicable, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Owner in accordance with this Agreement. The Seller agrees that it will not alter the aforementioned codes with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

The sale of each Mortgage Loan shall be reflected on the Company’s balance sheet and other financial statements as a sale of assets by the Company.  The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Owner.

Section 2.03

Custodial Agreement; Delivery of Mortgage Loan Documents.

Pursuant to the Custodial Agreement delivered to the Initial Owner contemporaneously with the delivery of this Agreement, the Company will deliver to the Custodian each of the following documents for each Mortgage Loan prior to the related Closing Date:

(a)

The original Mortgage Note endorsed, “Pay to the order of ______________________, without recourse” and signed in the name of the Company by an authorized officer.  Such signature may be an original signature or a facsimile signature of such officer.  If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by “GMAC Mortgage Corporation, successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by “GMAC Mortgage Corporation, formerly known as [previous name]”.  The Mortgage Note shall include all intervening endorsements showing a complete chain of title from the originator to the Company.

(b)

Unless the Mortgage Loan is registered on the MERSâ System, the original Assignment of Mortgage, assigned to ______________________, but otherwise in form and substance acceptable for recording and sent for recording; provided, however, that certain recording information will not be available if, as of the Closing Date, the Company has not received the related Mortgage from the appropriate recording office.  If the Mortgage Loan was acquired by the Company in a merger, the assignment must be by “GMAC Mortgage Corporation, successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Company while doing business under another name, the assignment must be by “GMAC Mortgage Corporation, formerly known as [previous name]”.

The Custodian will certify its receipt of each such document as evidenced by its  Certification in the form annexed to the Custodial Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY;

REPURCHASE AND SUBSTITUTION;

REVIEW OF MORTGAGE LOANS

Section 3.01

Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Owner, as of the initial Closing Date and each subsequent Closing Date or as of such other date specified below, that:

(i)

The Company is a validly existing corporation in good standing under the laws of the Commonwealth of Pennsylvania and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise exempt or not required under applicable law to effect such qualification or license and no demand for such qualification or license has been made upon the Company by any such state, and in any event the Company is in compliance with the laws of each such State to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

(ii)

The Company has full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan pursuant to this Agreement and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and each Assignment of Mortgage,if applicable, to the Owner constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

(iii)

None of the execution and delivery of this Agreement, the origination of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Owner, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the Company’s articles of incorporation or  by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject;

(iv)

There is no litigation pending or to the best of Company’s knowledge threatened with respect to the Company which is reasonably likely to have a material adverse effect on the sale of the related Mortgage Loans, the execution, delivery or enforceability of this Agreement, or which is reasonably likely to have a material adverse effect on the financial condition of the Company;

(v)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement, the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement except for consents, approvals, authorizations and orders which have been obtained;

(vi)

The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction; and

(vii)

The Mortgage Loans were selected on a random basis from among the outstanding residential mortgage loans contained in the Company’s nonconforming adjustable rate portfolio immediately prior to the Closing Date as to which the representations and warranties set forth in this Section 3.01 and Section 3.02 could be made.

Section 3.02

Representations and Warranties as to Individual Mortgage Loans.

The Company hereby represents and warrants to the Owner, as to each Mortgage Loan as of the related Closing Date or such other date as may be specified below, that:

(i)

The information set forth in the Mortgage Loan Schedule is true, complete and correct in all material respects as of the Cut-Off Date;

(ii)

The Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple or leasehold estate in real property securing the related Mortgage Note, free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording which are acceptable to mortgage lending institutions generally and, with respect to any Mortgage Loan for which an appraisal was made prior to the Cut-Off Date, either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein;

(iii)

The Mortgage Loan has not been delinquent thirty (30) days or more at any time during the twelve (12) month period prior to the Cut-off Date for such Mortgage Loan. There are no defaults under the terms of the Mortgage Loan; and the Company has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

(iv)

There are no delinquent taxes which are due and payable, ground rents, assessments or other outstanding charges affecting the related Mortgaged Property;

(v)

The terms of the Mortgage Note of the related Mortgagor and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by applicable law or is necessary to protect the interests of the Owner, and which have been approved by the title insurer and the primary mortgage insurer, as applicable, and copies of which written instruments are included in the Mortgage File.  No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement, which assumption agreement is part of the Mortgage File and the terms of which are reflected on the Mortgage Loan Schedule;

(vi)

The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(vii)

All buildings upon the Mortgaged Property are insured by a generally acceptable insurer pursuant to standard hazard policies conforming to the requirements of Fannie Mae and Freddie Mac.  All such standard hazard policies are in effect and on the date of origination contained a standard mortgagee clause naming the Company and its successors in interest as loss payee and such clause is still in effect and all premiums due thereon have been paid.  If the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the Flood Disaster Protection Act of 1973, as amended, such Mortgaged Property is covered by flood insurance by a generally acceptable insurer in an amount not less than the requirements of Fannie Mae and Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(viii)

Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

(ix)

The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(x)

The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors, and the Company has taken all action necessary to transfer such rights of enforceability to the Owner.  All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage.  The Mortgage Note and the Mortgage have been duly and properly executed by such parties.  The proceeds of the Mortgage Note have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with;

(xi)

Immediately prior to the transfer and assignment to the Owner, the Mortgage Note and the Mortgage were not subject to an assignment or pledge, and the Company had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Owner free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(xii)

The Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance, with all necessary endorsements, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in clause (b) (1) and (2) and (C) of representation (ii) above) the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan.  Such title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The Company is the sole insured of such lender’s title insurance policy, such title insurance policy has been duly and validly endorsed to the Owner or the assignment to the Owner of the Company’s interest therein does not require the consent of or notification to the insurer and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(xiii)

There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and, to the Company’s knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Company nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

(xiv)

To the best of the Company’s knowledge, there are no mechanics, or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

(xv)

All improvements subject to the Mortgage lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (xii) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(xvi)

The Mortgage Loan was originated by the Company or by an eligible correspondent of the Company.  The Mortgage Loan complies in all material respects with all the terms, conditions and requirements of the Company’s underwriting standards attached here as Exhibit G. The Mortgage Notes and Mortgages are on forms acceptable to Fannie Mae or Freddie Mac;

(xvii)

The Mortgage Loan contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder.  The Mortgage Loan has an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month.  Except as otherwise set forth on the Mortgage Loan Schedule, the Mortgage Loan does not contain terms or provisions which would result in negative amortization nor contain “graduated payment” features or “buydown features”.  The Mortgage Loan does not have a shared appreciation or other contingent interest feature.  No Mortgage Loan has a balloon payment feature;

(xviii)

The Mortgaged Property at origination of the Mortgage Loan was and, to the Company’s knowledge, currently is free of damage and waste and at origination of the Mortgage Loan there was, and, to the Company’s knowledge, there currently is, no proceeding pending for the total or partial condemnation thereof;

(xix)

The related Mortgage contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (2) otherwise by judicial foreclosure;

(xx)

If the Mortgage constitutes a deed of trust, a trustee, duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Owner to the trustee under the deed of trust, except in connection with a trustees sale or attempted sale after default by the Mortgagor;

(xxi)

If required by the applicable processing style, the Mortgage File contains an appraisal of the related Mortgaged Property made and signed prior to the final approval of the mortgage loan application by a qualified appraiser satisfying the requirements of Title XI of The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, and the regulations promulgated thereunder, that is acceptable to Fannie Mae or Freddie Mac and approved by the Company.  The appraisal, if applicable, is in a form generally acceptable to Fannie Mae or Freddie Mac;

(xxii)

All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in substantial compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations, national banks, a Federal Home Loan Bank or the Federal Reserve Bank, or (4) not doing business in such state;

(xxiii)

To the best of the Company’s knowledge, there does not exist any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, to cause the Mortgage Loan to become delinquent, or to materially adversely affect the value or marketability of the Mortgage Loan;

(xxiv)

Each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon, or a two-  to four-family dwelling, or a townhouse, or an individual condominium unit in a condominium project or an individual unit in a planned unit development. Any condominium unit or planned unit development either conforms with applicable Fannie Mae or Freddie Mac requirements regarding such dwellings or is covered by a waiver confirming that such condominium unit or planned unit development is acceptable to Fannie Mae or Freddie Mac or is otherwise “warrantable” with respect thereto.  No such residence is a mobile home or manufactured dwelling;

(xxv)

The ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of the appraised value (or stated value if an appraisal was not a requirement of the applicable processing style) of the Mortgaged Property at origination or the purchase price of the Mortgaged Property securing each Mortgage Loan (the “Loan-to-Value Ratio”) is not in excess of 95.00%.  The original Loan-to-Value Ratio of each Mortgage Loan either was not more than 95.00% or the excess over 80.00% is insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a primary mortgage insurer acceptable to Fannie Mae or Freddie Mac;

(xxvi)

  Reserved;

(xxvii)

The Company is either, and each Mortgage Loan was originated by, a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 and 211 of the National Housing Act;

(xxviii)

The origination, collection and servicing practices with respect to each Mortgage Note and Mortgage have been legal in all material respects. With respect to escrow deposits and payments that the Company collects, all such payments are in the possession of, or under the control of, the Company, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

(xxix)

No fraud or misrepresentation of a material fact with respect to the origination of a Mortgage Loan has taken place on the part of the Company;

(xxx)

No Mortgage Loan contains a provision whereby the related Mortgagor can convert the related Mortgage Loan to a fixed rate instrument;

(xxxi)

The Mortgagor is a natural person who is a party to the Mortgage Note and the Mortgage in an individual capacity or a family trust that is guaranteed by a natural person;

(xxxii)

The Mortgage Loan has been serviced in all material respects by the Company and any predecessor servicer in accordance with the terms of the Mortgage Note; and

(xxxiii)

The Mortgagor has not notified the Company and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers’ and Sailors’ Civil Relief Act of 1940.

Section 3.03

Repurchase and Substitution.

The representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans and shall inure to the benefit of the Owner, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination of any Mortgage File.  Upon discovery by either the Company or an Owner of a breach of any of the representations and warranties set forth in Sections 3.01 and 3.02 (notwithstanding the Company’s lack of knowledge of such representation and warranty), which breach materially and adversely affects the value of the Mortgage Loans or the interest of the Owner (or which materially and adversely affects the interest of the Owner in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.  Within 90 days of the earlier of either discovery by or notice to the Company of any such breach, the Company shall use its best efforts to promptly cure such breach in all material respects and, if such breach cannot be cured during such 90 day period, the Company shall, at the Owner’s option, repurchase such Mortgage Loan at the Repurchase Price.  If any such breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within 90 days of the earlier of either discovery by or notice to the Company of such breach, all the Mortgage Loans shall, at the Owner’s option, be repurchased by the Company at the Repurchase Price; provided, however, that in the event of a breach of representation and warranty set forth in Section 3.01 that relates to less than all of the Mortgage Loans, the Company shall repurchase only the Mortgage Loans to which such breach relates.  However, the Company may, at its option, replace a Mortgage Loan as to which a breach of representation of warranty has occurred as described in the foregoing sentences of this Section 3.03 and substitute in its place with a Qualified Substitute Mortgage Loan or Loans, provided, however, that any such substitution shall be effected not later than 120 days after the Closing Date.  Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price (after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution).

The Company shall effect any substitution of a Qualified Substitute Mortgage Loan by delivering to the Custodian the documents as are required to be delivered by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03.  No substitution will be made in any calendar month after the Determination Date occurring in such month.  The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Company.  For the month of substitution, distributions to the Owner will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan. The Company shall give written notice to the Owner that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Company shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02, except to the extent a representation contained in Section 3.02 relates to an expressly specified percentage of the Mortgage Loans.

For any month in which the Company substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Company will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Assumed Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution).  The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01.  Accordingly, on the date of such substitution, the Company will deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01

Company to Act as Servicer.

The Company, as independent contract servicer, shall service and administer the Mortgage Loans for the benefit of the Owner in accordance with the terms of this Agreement and in conformity with Customary Servicing Procedures.  In performing its obligations hereunder, the Company shall exercise no less than the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, but shall perform such obligations without regard to the Company’s obligation to make Servicing Advances or P&I Advances, or to the Company’s right to receive compensation for its services hereunder.

Subject to the above-described servicing standards, the specific requirements and prohibitions of this Agreement and the respective Mortgage Loans, and the provisions of any Primary Insurance Policy and applicable law, the Company shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable.  Without limiting the generality of the foregoing, the Company shall, and is hereby authorized and empowered to (i) execute and deliver on behalf of itself and the Owner, any and all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loan and with respect to the Mortgaged Property and (ii) waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to the related Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Owner and is not prohibited by a Primary Insurance Policy; provided, however, that the Company may not, unless it has obtained the consent of the Owner, permit any modification with respect to any Mortgage Loan that would vary the Mortgage Interest Rate, defer or forgive the payment of interest or of any principal, reduce the outstanding principal amount (other than as a result of its actual receipt of payment of principal on) or extend the final maturity date of such Mortgage Loan.  If, with the consent of the Owner, the Company permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall include in each remittance for any month in which any such principal or interest payment has been deferred an amount equal to the amount that the Company would have been required to advance pursuant to Section 5.03 if such deferred amounts had been delinquent, and shall be entitled to reimbursement for such advances only to the same extent as for P&I Advances made pursuant to Section 5.03.  If reasonably required by the Company, the Owner shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

Section 4.02

Liquidation of Mortgage Loans; Servicing Advances and Foreclosure.

If any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or if the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as it shall deem to be in the best interests of the Owner.  If any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 remains delinquent for a period of 90 days or more, the Company shall (a) act in the best interests of the Owner, and such action may include the commencement of foreclosure proceedings, (b) if the Company commences foreclosure proceedings, notify the Owner thereof on the monthly remittance report delivered pursuant to Section 5.02 on the first Remittance Date following such commencement and (c) respond to reasonable inquiries of the Owner with respect to the Mortgage Loan or related REO Property.  If the Company has commenced foreclosure proceedings and the Owner wishes to participate in such proceedings or the disposition of an REO Property upon acquisition thereof, the Owner shall notify the Company in writing (addressed to “Department Head of the Foreclosure Department”) within 15 days following the Owner’s receipt of the notice of commencement of foreclosure proceedings described in clause (c) of the preceding sentence and upon receipt thereof the Company shall thereafter periodically advise the Owner of the status of the foreclosure proceedings and follow the Owner’s instructions in connection therewith.  The Company shall be entitled to compensation for loss mitigation, as permitted by Fannie Mae or Freddie Mac.

Notwithstanding anything to the contrary contained herein in connection with a foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector, the Company shall cause the Mortgaged Property to be so inspected.  Upon completion of the inspection, the Company shall promptly provide the Owner with a written report of the environmental inspection.  After reviewing the environmental inspection report, the Owner shall determine how the Company shall proceed with respect to the Mortgaged Property.

Whether in connection with the foreclosure of a Mortgage Loan or otherwise, the Company shall from its own funds make all necessary and proper Servicing Advances; provided, however, that the Company is not required to make a Servicing Advance unless the Company determines in the exercise of its good faith reasonable judgment that such Servicing Advance would ultimately be recoverable from REO Dispositions, Insurance Proceeds or Condemnation Proceeds (with respect to each of which the Company shall have the priority described in Section 4.05 for purposes of withdrawals from the Custodial Account).  In the event that any Servicing Advance or any commitment to pay Servicing Advances in connection with any Mortgage Loan exceeds $5,000 in the aggregate, the Company shall secure the written approval of the Owner.

Section 4.03

Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans when the same shall become due and payable, and will take special care in ascertaining and estimating annual taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums, ground rents and all other charges that, as provided in any Mortgage, will become due and  payable in order that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04

Establishment of Custodial Account; Deposits in Custodial Account.

The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan and REO Property separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, the “Custodial Account”), in the form of non-interest bearing time deposit or demand accounts.  The Custodial Account shall be established with an Eligible Depository Institution.  The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit B hereto.  A copy of such certification or letter agreement shall be furnished to any Owner upon request.

The Company shall deposit in a mortgage clearing account on a daily basis and in the Custodial Account no later than the second Business Day thereafter and retain therein:

(i)

all scheduled payments due after the Cutoff Date on account of principal, including Principal Prepayments collected after the Cutoff Date, on the Mortgage Loans;

(ii)

all payments on account of interest on the Mortgage Loans (minus the portion of any such payment which is allocable to the period prior to the Cutoff Date) adjusted to the Mortgage Loan Remittance Rate;

(iii)

all Liquidation Proceeds;

(iv)

all Insurance Proceeds, including amounts required to be deposited pursuant to Section 4.10 and Section 4.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures, the Mortgage Loan documents or applicable law;

(v)

all Condemnation Proceeds with respect to any Mortgaged Property which are not released to the Mortgagor in accordance with Customary Servicing Procedures, the Mortgage Loan documents or applicable law;

(vi)

any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03 and all amounts required to be deposited by the Company in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 3.03 or;

(vii)  any amount required to be deposited in the Custodial Account pursuant to Section 5.04;

(viii)

any amount required to be deposited in the Custodial Account pursuant to Sections 4.01, 4.14, 5.01, 5.03 and 6.02; and

(ix)  all Buydown Funds.

The foregoing requirements for deposit in the Custodial Account shall be exclusive.  Without limiting the generality of the foregoing, payments in the nature of late payment charges, fees for special services provided to a Mortgagor and assumption fees need not be deposited by the Company in the Custodial Account.

The Company may invest the funds in the Custodial Account in Eligible Investments designated in the name of the Company for the benefit of the Owner, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that (i) any investment in the institution with which the Custodial Account is maintained may mature on such Remittance Date and (ii) any other investment may mature on such Remittance Date if the Company shall advance funds on such Remittance Date, pending receipt thereof to the extent necessary to make distributions to the Owner) and shall not be sold or disposed of prior to maturity.  Notwithstanding anything to the contrary herein and above, all income and gain realized from any such investment shall be for the benefit of the Company and shall be subject to its withdrawal or order from time to time.  The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Company out of its own funds immediately as realized.

Section 4.05

Withdrawals From the Custodial Account.

The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)

to make payments to the Owner in the amounts and in the manner provided for in Section 5.01;

(ii)

to reimburse itself for P&I Advances, the Company’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan that represent payments of principal and/or interest respecting which any such P&I Advance was made;

(iii)

to reimburse itself first for unreimbursed Servicing Advances, second for unreimbursed P&I Advances, and third for any unpaid Servicing Fees, the Company’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of the Owner unless the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, in which case the Company’s right to such reimbursement shall be subsequent to the payment to the Owner of the Repurchase Price pursuant to Section 3.03 and all other amounts required to be paid to the Owner with respect to such Mortgage Loan;

(iv)

to reimburse itself for unreimbursed Servicing Advances and advances of Company funds made pursuant to Section 5.03 to the extent that such amounts are nonrecoverable by the Company pursuant to subclause (iii) above, provided that the Mortgage Loan for which such advances were made is not required to be repurchased by the Company pursuant to Section 3.03, in which case the Company’s right to such reimbursement shall be subsequent to the payment to the Owner of the Repurchase Price pursuant to Section 3.03 and all other amounts required to be paid to the Owner with respect to such Mortgage Loan, and to reimburse itself for such amounts to the extent that such amounts are nonrecoverable from the disposition of REO Property pursuant to Section 4.14 hereof;

(v)

to reimburse itself for expenses incurred by and reimbursable to it pursuant to Section 8.01;

(vi)

to pay itself with respect to each Mortgage Loan repurchased pursuant to  Section 3.03 all amounts collected in respect of such Mortgage Loan and remaining on deposit in the Custodial Account as of the date on which the related Repurchase Price is deposited into the Custodial Account (other than the amount of such Repurchase Price) and, in the event a Buydown Mortgage Loan is repurchased, to withdraw any Buydown Funds remaining in the Custodial Account with respect to the repurchased Buydown Mortgage Loan;

(vii)

to pay itself with respect to each Mortgage Loan servicing compensation pursuant to Section 6.03;

(viii)

to reimburse itself for any Nonrecoverable Advance or Advances; and

(ix)

to clear and terminate the Custodial Account upon the termination of this Agreement.

On each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01(a)(iv) and (v), the Company is not obligated to remit on such Remittance Date.  The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06

Establishment of Escrow Account; Deposits in Escrow Account.

The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the “Escrow Account”), in the form of non-interest bearing time deposit or demand accounts.  The Escrow Account shall be established with an Eligible Depository Institution.  The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit C hereto.  Upon request, the Company shall provide the Owner with a copy of a letter agreement evidencing the establishment of each Escrow Account.  Notwithstanding the foregoing, the Company may deposit in the Escrow Account amounts constituting escrow payments relating to mortgage loans not subject to this Agreement, provided, however, that all Escrow Payments in the Escrow Account are insured in a manner which shall provide the maximum available insurance by the FDIC thereon.

The Company shall deposit in a mortgage clearing account on a daily basis and no later than the second Business Day thereafter in the Escrow Account and retain therein: (i) all Escrow Payments held or collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, (ii) all Insurance Proceeds that are to be applied to the restoration or repair of any Mortgaged Property and (iii) all revenues received with respect to the management, conservation, protection and operation of the REO Properties pursuant to Section 4.14.  The Company shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in or in accordance with Section 4.07.  The Company shall pay to the Mortgagor interest on escrowed funds to the extent required by law notwithstanding that the Escrow Account is non-interest bearing.

Section 4.07

Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Company only (a) to effect timely payments of taxes, assessments, Primary Insurance Policy premiums, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (b) to reimburse the Company for any Servicing Advance made by Company pursuant to Section 4.08 hereof with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (d) upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, for transfer to the Custodial Account of such amounts as are to be applied to the indebtedness of a Mortgage Loan in accordance with the terms thereof, (e) for application to restoration or repair of the Mortgaged Property, (f) to deposit into the Custodial Account the funds required to be deposited therein pursuant to Section 4.14, (g) to pay to itself amounts to which it is entitled pursuant to Section 4.14, (h) to withdraw any Escrow Payments related to a Mortgage Loan repurchased by the Company pursuant to Section 3.03, or (i) to clear and terminate the Escrow Account upon the termination of this Agreement.

Section 4.08

Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of taxes, assessments, and other charges for which an escrow is maintained and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law.  To the extent that a Mortgage does not provide for Escrow Payments, or the Company has waived the escrow of Escrow Payments or the Company is prohibited by applicable state law from requiring the escrow of Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor.  The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy collected by the Company under any Primary Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.09

Transfer of Accounts.

The Company may from time to time transfer the Custodial Account and the Escrow Account to any other Eligible Depository Institution.  The Company shall notify the Owner within 14 days of any such transfer under this Section 4.09.

Section 4.10

Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is, subject to applicable law, at least equal to the lesser of (i) the maximum insurable value of the improvements securing the related Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) the minimum amount necessary to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer.  If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Company will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the Mortgaged Property, or (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended.  The Company shall also maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended, flood insurance in an amount required above.  Any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, REO Property, or released to the Mortgagor in accordance with Customary Servicing Procedures or in accordance with the terms of the Mortgage Loan or applicable law) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.  It is understood and agreed that no earthquake or other additional insurance need be required by the Company of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Company, its successors and its assigns, or, upon request of the Owner, to the Owner, and shall provide for at least 30 days prior written notice to the Company of any cancellation thereof.  The Company shall not accept or obtain any such insurance policy from an insurance company that does not at that time maintain a General Policy Rating of B-VI or better in Best’s Key Rating Guide, or that is not licensed to do business in the State wherein the related Mortgaged Property is located.

Section 4.11

Maintenance of Blanket Insurance Policy.

If the Company shall obtain and maintain a blanket insurance policy that is issued by an insurer generally acceptable to Fannie Mae and Freddie Mac and that insures against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the coverage required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, the Company shall be deemed to have satisfied its obligations as set forth in Section 4.10.  Such policy may contain a clause providing for a reasonable deductible, in which case the Company shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and if there shall have been a loss that would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause.  Such policies shall provide for at least ten days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Company.

Section 4.12

Maintenance of Mortgage Impairment Insurance Policy.

The Company may satisfy its obligations under Section 4.10 and 4.11 pertaining to physical storage of insurance policies and general policy rating requirements by maintaining a mortgage impairment or other form of blanket policy that will protect the Company and/or investor in the event of uninsured loss, insolvency of an insurance carrier or any other loss normally to be covered by a mortgage impairment policy.  It is agreed that any expense incurred by the Company in maintaining any such insurance shall be borne by the Company.  This shall be deemed to include any loss or any expense as a result of a deductible clause in such a policy.

Section 4.13

Fidelity Bond; Errors and Omissions Insurance.

The Company at its own expense shall maintain with responsible companies throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees and other individuals acting on behalf of the Company in connection with its activities under this Agreement.  The amount of coverage shall be at least equal to the coverage that would be required of the Company by Fannie Mae or Freddie Mac, if the Company were servicing the Mortgage Loans for Fannie Mae or Freddie Mac, and such policy shall be issued by a company that is acceptable to Fannie Mae or Freddie Mac.  The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses caused by such individuals, including losses from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such individuals.  Such Fidelity Bond shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 4.13 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement   Such policies shall provide for at least ten days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Company.

Section 4.14

Title, Management and Disposition of REO Property.

If title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Company or its nominee, in either case as nominee, for the benefit of the Owner on the date of acquisition of title (the “REO Owner”).  In the event the Company is not authorized or permitted to hold title to real property in the state in which the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Company, at expense of the REO Owner, from an attorney duly licensed to practice law in the state where the REO Property is located.  The Person or Persons holding such title other than the REO Owner shall acknowledge in writing that such title is being held as nominee for the REO Owner.

The Company shall notify the Owner in accordance with Customary Servicing Procedures of each acquisition of REO Property upon such acquisition, and thereafter assume the responsibility for marketing such REO Property in accordance with Customary Servicing Procedures. Thereafter, the Company shall continue to provide certain administrative services to the Owner relating to such REO Property as set forth in this Section 4.14. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition, unless a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held and (i) the Owner shall have been supplied with an Opinion of Counsel to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on “prohibited transactions” of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Owner or the Company shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period.  If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Owner as to progress being made in selling such REO Property and (ii) if, with the written consent of the Owner, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement between the Company and Owner shall be entered into with respect to such  purchase money mortgage.

Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as “foreclosure property” within a meaning of Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on “net income from foreclosure property” with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Company has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.

The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate each REO Property for the REO Owner solely for the purpose of its prompt disposition and sale, and in same manner that it would be required to manage, conserve, protect and operate foreclosed property for its own account (subject to the condition described in the second paragraph of Section 4.02).  The Company shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Company deems to be in the best interest of the REO Owner.

The Company shall cause to be deposited in the Escrow Account, on a daily basis upon receipt thereof, all revenues received with respect to the conservation and disposition of the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the related REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 hereof and the fees of any managing agent acting on behalf of the Company.  In the event the Company chooses to manage the related REO Property, the Company shall be entitled to receive a management fee in an amount equal to the greater of $1,200 or 1% of the sales price of the related REO Property (the “REO Disposition Fee”).  The Company shall be entitled to deduct the REO Disposition Fee directly from the REO Disposition proceeds prior to distribution of the REO Distribution Proceeds to the REO Owner.  Any disbursement in excess of $5,000 shall be made only with the written approval of the REO Owner.  For purposes of the preceding sentence, any approval given by the Owner shall constitute approval by the REO Owner.  On or before each Determination Date, the Company shall withdraw from the Escrow Account and deposit into the Custodial Account the net income from the REO Property on deposit in the Escrow Account less any reserves required to be maintained in the Escrow Account from time to time to satisfy reasonably anticipated expenses.  The Company shall furnish to the Owner on each Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month and the Company’s efforts in connection with the sale of that REO Property.  Such statement shall be accompanied by such other information as the Owner shall reasonably request.

Each REO Disposition shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the REO Owner. If upon the acquisition of title to the Mortgaged Property by foreclosure sale or deed in lieu of foreclosure or otherwise, there remain outstanding unreimbursed P&I Advances pursuant to Section 5.03 with respect to the Mortgage Loan or if, upon liquidation as provided in this Section 4.14, there remain outstanding any unreimbursed Servicing Advances with respect to the Mortgaged Property or the Mortgage Loan, the Company shall be entitled to reimbursement from the proceeds received in connection with the disposition of the Mortgaged Property, and from the Owner if such proceeds are insufficient, for any related unreimbursed Servicing Advances or related unreimbursed P&I Advances pursuant to Section 5.03.  On the Remittance Date immediately following the Principal Prepayment Period in which REO Disposition Proceeds are received, the net cash proceeds of such REO Disposition shall be distributed to the REO Owner.  In the event that the Company is billed for expenses related to an REO Property subsequent to the date on which the net cash proceeds of such REO Disposition are distributed to the REO Owner, the Company shall pay such expenses and shall thereupon be entitled to reimburse itself therefor by withdrawing the amount of such expenses from the Custodial Account.

Section 4.15

Application of Buydown Funds.

With respect to each Buydown Loan, the Company shall segregate and hold all Buydown Funds in the Custodial Account separate and apart from the Company’s funds and general assets.

With respect to each Buydown Mortgage Loan, the Company shall have deposited into the Custodial Account, no later than the Closing Date, Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payments which are required to be paid by the Mortgagor under the terms of the related Mortgage Note (without regard to the related Buydown Agreement as if the Mortgage Loan were not subject to the terms of the Buydown Agreement).  With respect to each Buydown Mortgage Loan, the Company will distribute to the Owner on each Remittance Date an amount of Buydown Funds equal to the amount that, when added to the amount required to be paid on such date by the related Mortgagor, pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly Payment that would otherwise be required to be paid on such Mortgage Loan by the related Mortgagor under the terms of the related Mortgage Note (as if the Mortgage Loan were not a Buydown Mortgage Loan and without regard to the related Buydown Agreement).

If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Company or the insurer under any related Primary Insurance Policy) the Company shall, on the Remittance Date following the date upon which Liquidation Proceeds or REO Disposition Proceeds are received with respect to any such Buydown Mortgage Loan (if such Liquidation or REO Disposition Proceeds are received on or before the 23rd day of any month, or on the second succeeding Remittance Date if such proceeds are received after the 23rd day of any month), distribute to the Owner all remaining Buydown Funds for such Mortgage Loan then remaining in the Custodial Account.  Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Owner in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan.  If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the related Buydown Period, the Company shall distribute to the Owner, on the Remittance Date occurring in the calendar month immediately following the date on which such prepayment is received, any Buydown Funds related to such Buydown Mortgage Loan then remaining in the Custodial Account.  If a Principal Prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Custodial Account related to such Buydown Mortgage Loan, would result in a Full Principal Prepayment, the Company shall distribute to the Owner on the Remittance Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Custodial Account, together with any amounts required to be deposited into the Custodial Account pursuant to Section 5.03.

Section 4.16

Adjustments to Mortgage Interest Rate and Monthly Payment.

On each applicable Interest Rate Change Date, the Mortgage Interest Rate shall be adjusted, in compliance with the requirements of the related Mortgage and Mortgage Note, to equal the sum of the Current Index plus the Margin (rounded in accordance with the related Mortgage Note) subject to the applicable Annual Mortgage Interest Rate Cap and Lifetime Mortgage Interest Rate Cap, as set forth in the Mortgage Note.  The Company shall execute and deliver the notices required by each Mortgage and Mortgage Note, Customary Servicing Procedures, applicable laws and regulations regarding interest rate adjustments.  Upon the discovery by the Company or the Owner that the Company has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

ARTICLE V

PAYMENTS TO THE OWNER

Section 5.01

Distributions.

(a)  On each Remittance Date, the Company shall remit to the Owner of record on the preceding Record Date (i) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05(ii)-(iv), plus (ii) the aggregate amount of P&I Advances, if any, and payments pursuant to Section 5.03, if any, that the Company is obligated to make on such Remittance Date, plus (iii) the aggregate amount of any Prepayment Interest Shortfall existing as of such Remittance Date, minus (iv) any amounts that represent early receipts of Monthly Payments due on a Due Date or Due Dates subsequent to the Due Date occurring in the month of such Remittance Date (except to the extent that, pursuant to Section 5.03, any funds described in this clause (iv) are to be remitted to the Owner in lieu of P&I Advances by the Company out of its own funds), minus (v) any amounts attributable to Buydown Funds being held in the Custodial Account for distribution to the Owner on subsequent Remittance Dates (except to the extent that, pursuant to Section 5.03, any funds described in this clause (v) are to be remitted to the Owner in lieu of P&I Advances by the Company out of its own funds),  and minus (vi) any amounts that represent Full Principal Prepayments received in the month of such Remittance Date (except to the extent that, pursuant to Section 5.03, any funds described in this clause (vi) are to be remitted to the Owner in lieu of P&I Advances by the Company out of its own funds).

(b)  Each remittance pursuant to this Section 5.01 shall be made by wire transfer of immediately available funds to, or by other means of transmission or transfer that causes funds to be immediately available in, the account which shall have been designated by the Owner.

(c) With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Company shall pay to the Owner interest on any such late payment at an annual rate equal to the prime rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution payable on the next succeeding related Remittance Date.

The Company shall ten days prior to the Remittance Date on which the final distribution of funds to Owner is to be made hereunder, notify each Owner of the pendency of such distribution and such distribution shall be made to each Owner.

Section 5.02

Statements to the Owner.

Not later than the Business Day immediately following each Remittance Date, the Company shall deliver to the Owner a monthly remittance statement in the form of, and providing the information described in, Exhibit F hereto.

In addition, not more than 60 days after the end of each calendar year, upon receipt of written request by the Owner, the Company will furnish at any time during such calendar year, a listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

The Company shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority (other than those required to be filed by the Owner) or to the Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.

Section 5.03

P&I Advances by the Company.

Not later than the close of business on the Business Day preceding each Remittance Date, the Company shall from its own funds deposit in the Custodial Account an amount equal to all Monthly Payments that were due on the related Due Date and that were delinquent at the close of business on the related Determination Date, with the interest adjusted to the respective Mortgage Loan Remittance Rates; provided, however, that to the extent there are funds on deposit in the Custodial Account that are not otherwise required to be distributed to the Owner on such Remittance Date, including any Buydown Funds, the Company may remit such funds in lieu of making advances of its own funds; and further provided that any such funds held for future distribution and so used shall be appropriately reflected in the Company’s records and replaced by the Company by deposit into the Custodial Account on or before each Remittance Date to the extent that funds on deposit in the Custodial Account for the related Remittance Date (determined without regard to P&I Advances required to be made on such Remittance Date) shall be less than the aggregate amount required to be distributed to the Owner pursuant to Section 5.01 on such related Remittance Date.  For purposes of this Section 5.03, any Monthly Payment or portion thereof deferred pursuant to Section 4.01 shall be considered delinquent until paid.  The Company’s obligation to make P&I Advances as to any Mortgage Loan shall continue through the earlier to occur of (a) the repurchase of the Mortgage Loan by the Company pursuant to Section 3.03, as the case may be, and (b) the Remittance Date following acquisition or disposition of title to the related Mortgaged Property through foreclosure or by delivery of a deed in lieu of foreclosure.

Notwithstanding the provisions of this Section 5.03, the Company shall not be required to make any advance of principal and interest if, in the good faith judgment of the Company, such advance of principal and interest will not ultimately be recoverable from the related Mortgagor, from Liquidation Proceeds or otherwise.

Section 5.04

Prepayment Interest Shortfalls.

Not later than the close of business on the Business Day preceding each Remittance Date, the Company shall from its own funds deposit in the Custodial Account an amount equal to the aggregate Prepayment Interest Shortfall, if any, existing in respect of the related Principal Prepayment Period.

ARTICLE VI

GENERAL SERVICING PROCEDURE

Section 6.01

Assumption Agreements.

The Company shall use its best efforts to enforce any “due-on-sale” provision contained in each Mortgage or Mortgage Note to the extent permitted by law and provided that such enforcement would not impair any recovery under any related Primary Insurance Policy.  The Company shall be entitled to retain as additional servicing compensation any assumption fee collected by the Company for entering into an assumption agreement.

Section 6.02

Release of Mortgage Files; Wrongful Satisfaction of Mortgages.

Upon the payment in full of any Mortgage Loan, the Company will obtain the portion of the Mortgage File that is in the possession of the Custodian, prepare and process any required satisfaction or release of the Mortgage and notify the Owner as provided in Section 5.02.

If the Company satisfies or releases the lien of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, the Company, upon written demand, shall remit to the Owner the then Assumed Principal Balance of the related Mortgage Loan by deposit thereof in the Custodial Account.  The Company shall maintain the Fidelity Bond as provided for in Section 4.13 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03

Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Company’s Servicing Fee.  Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, and late payment charges or otherwise shall be retained by the Company.  The Company shall be entitled to request reimbursement for additional services, including:

a)

express and other delivery charges and any other reasonable out-of-pocket expenses incurred by the Company with respect to a Mortgage Loan to the extent not ordinary to the servicing function (but not including salaries, rent and other general operating expenses of Servicer normally classified as overhead);

b)

preparation and delivery of any special reports, magnetic tapes, disks, or transmission outside the normal monthly accounting reports; and

c)

to the extent not ordinary to the servicing function, any action taken by the Company which the Company reasonably determines to be necessary or appropriate in order to protect the rights of Owner, (including property preservation), with respect to any Mortgage Loan, not to exceed $5,000.00 without the prior approval by Owner (with the exception of advances for real estate taxes and insurance premiums).

Section 6.04

Annual Statement as to Compliance.

The Company shall deliver to the Owner, on or before March 31 of each year, beginning March 31, 2003, an Officers’ Certificate stating that (i) a review of the activities of the Company during the preceding calendar year and of the Company’s performance under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Servicing Officer and the nature and status thereof and the action being taken by the Company to cure such default.

Section 6.05

Annual Independent Public Accountants’ Servicing Report.

On or before March 31 of each year, beginning March 31,,2003, the Company, at its expense, shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans in the Company’s portfolio.  On the basis of this examination, the CPA firm will disclose any exceptions or errors relating to the servicing of mortgage loans, as required by paragraph four (4) of “The Uniform Single Attestation Program for Mortgage Bankers.”

Section 6.06

Owner’s Right to Examine Company Records.

The Owner shall have the right, upon reasonable notice to the Company, to examine and audit any and all of the books, records or other information of the Company whether held by the Company or by another on behalf of the Company, which may be relevant to the performance or observance by the Company of the terms, covenants or conditions of this Agreement, and to discuss such books, records or other information with an officer or employee of the Company who is knowledgeable about the matters contained therein.

ARTICLE VII

REPORTS TO BE PREPARED BY COMPANY

Section 7.01

Company Shall Provide Access and Information as Reasonably Required.

The Company shall furnish to the Owner upon written request, during the term of this Agreement, such periodic, special or other reports or information, in a form acceptable to Fannie Mae, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement.  The Company may negotiate with the Owner for a reasonable fee for providing such report or information, unless (i) the Company is required to supply such report or information pursuant to any other section of this Agreement, or (ii) the report or information has been requested in connection with Internal Revenue Service requirements.  The Company agrees to execute and deliver all such instruments as the Owner, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02

Financial Statements.

The Company understands that, in connection with marketing the Mortgage Loans, the Owner may make available to a prospective Owner a consolidated statement of operations of Company for the most recently completed five fiscal years for which such a statement is available as well as a consolidated statement of condition at the end of the last two fiscal years covered by such consolidated statement of operations.  The Company, if it has not already done so, agrees to promptly furnish to Owner copies of the statements specified above.

The Company also agrees to make available upon reasonable notice and during normal business hours to any prospective Owner a knowledgeable financial or accounting officer for the purposes of answering questions respecting recent developments affecting the Company or the financial statements of the Company and to permit upon reasonable notice and during normal business hours any prospective Owner to inspect the Company’s servicing facilities for the purpose of satisfying such prospective Owner that the Company has the ability to service the Mortgage Loans in accordance with this Agreement.

ARTICLE VIII

THE COMPANY

Section 8.01

Indemnification; Third Party Claims.

The Company agrees to indemnify the Owner and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Owner incurs directly resulting from the failure of the Company to perform its duties and service the Mortgage Loans in material compliance with the terms of this Agreement.  The Company shall immediately notify the Owner if a claim is made by a third party with respect to this Agreement or any Mortgage Loans.  The Company shall follow any written instructions received from the Owner in connection with such claim.

Section 8.02

Merger or Consolidation of the Company.

The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or the ability of the Company to perform its duties under this Agreement.

Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company hereunder, shall be the successor of the Company hereunder without the execution or filing of any paper or any further act on the part of either of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) that is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (ii) that has a net worth of not less than $15,000,000.

Section 8.03

Company Not to Resign.

The Company shall not assign this Agreement (except to any affiliate or subsidiary of the Company) or resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company.  Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner.  No such resignation shall become effective until a successor shall have assumed the Company’s responsibilities and obligations hereunder in the manner provided in Section 11.01.

ARTICLE IX

DEFAULT

Section 9.01

Events of Default.

Event of Default, whenever used herein, means any one or more of the following events:

(i)

any failure by the Company to remit to the Owner any payment required to be made under the terms of this Agreement that continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been received by the Company from the Owner;

(ii)

any failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement or in the Custodial Agreement that continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Company from the Owner;

(iii)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a trustee in bankruptcy, conservator, receiver or liquidator in any bankruptcy, reorganization, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(iv)

the Company ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Company’s ability to perform its obligations hereunder;

(v)

the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property;

(vi)

the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(v)

the Company ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Company’s ability to perform its obligations hereunder; or

(vi)

the Company ceases to meet qualifications of either a Fannie Mae or Freddie Mac (to the extent such entities are then operating in a capacity similar to that in which they operate on the Closing Date) servicer; or

(vii)

the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Owner, to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof;

If an Event of Default shall occur, then so long as such Event of Default shall not have been remedied, the Owner may, by notice in writing to the Company, in addition to whatever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.  On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01.  Upon written request from the Owner, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company’s sole expense.  The Company shall cooperate with the Owner and such successor in effecting the termination of the Company’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts (less any amounts due the Company pursuant to the terms of this Agreement) which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 9.02

Waiver of Defaults.

The Owner may in writing waive any past default by the Company in the performance of its obligations hereunder and the consequences thereof and any default in remitting to Owner any required distribution in accordance with this Agreement, including the Company’s obligation to make P&I Advances.  Subject to the preceding sentence, upon any waiver of a past default, such default shall be deemed not to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement, except as otherwise stated in such waiver; provided, however, that no such waiver shall extend to any subsequent or other default or impair any right consequent thereto, except as otherwise stated in such waiver.

ARTICLE X

TERMINATION

Section 10.01

Termination.

(a)  This Agreement shall terminate upon either: (i) the later of the distribution to the Owner of final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Company), or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder or (ii) mutual consent of the Company and the Owner in writing.

(b)  The Company, at its option but only upon thirty (30) days’ prior written notice to the Owner, may terminate this Agreement at any time when the aggregate Assumed Principal Balance of the Mortgage Loans which remain subject to this Agreement (the “Remaining Mortgage Loans”) has been reduced by application of Monthly Payments or otherwise to an amount no greater than ten percent (10%) of the aggregate Assumed Principal Balance of the Remaining Mortgage Loans as of the Cut-off Date.  Such termination shall be effected by the deposit by the Company of an amount equal to the sum of (i) 100% of the aggregate Assumed Principal Balance of the Remaining Mortgage Loans as of the first calendar day of the month in which such repurchase occurs (the “Repurchase Cut-off Date”) after application of principal due on such date whether or not received, and the appraised value of REO Properties, which appraisals shall be performed by an appraiser acceptable to Fannie Mae and Freddie Mac, and (ii) interest on the aggregate Assumed Principal Balance at the Mortgage Loan Remittance Rate from the Repurchase Cut-off Date to, but not including, the date of repurchase.  Upon any such purchase of Mortgage Loans and REO Properties under this Section 10.01(b), the Owner shall, to the extent necessary, transfer or cause to be transferred to the Company title to the repurchased Mortgage Loans and REO Properties by instruments of transfer or assignment, without recourse.  The Company may not purchase fewer than all of such Mortgage Loans and REO Properties.  The Company shall deposit the repurchase price for the remaining Mortgage Loans as described in (i) and (ii) above in the Custodial Account no later than one (1) Business Day prior to the first Remittance Date to occur after the expiration of thirty days following the notice described in the first sentence of this Section 10.01(b).  Upon presentation and surrender of the outstanding Mortgage Loans, the Company shall cause to be distributed to the Owner on such Remittance Date the repurchase price together with the amounts (including P&I Advances) that would be otherwise distributable to the Owner in respect of Mortgage Loans and REO Properties on such Remittance Date.  Upon receipt of such final payment, the Owner shall deliver, or cause the Custodian to deliver to the Company, the Mortgage Files in connection therewith and shall otherwise use its best efforts to effect or cause to be effected the orderly transfer of assets to the Company.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01

Successor to the Company.

Prior to termination of the Company’s responsibilities and duties under this Agreement pursuant to Section 8.03, 9.01 or 10.01(a)(ii), the Owner shall (i) succeed to and assume all of the Company’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company’s responsibilities, duties and liabilities under this Agreement.  In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree.  The Company shall discharge its duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence that it is obligated to exercise under this Agreement.  The resignation or removal of the Company pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall not relieve the Company named herein of its obligations under Section 3.03.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Owner an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement.  No termination of the Company or this Agreement shall affect any claims that the Owner may have against the Company arising prior to any such termination or resignation.

The Company shall timely deliver to its successor the funds in the Custodial Account and the Escrow Account (less any amounts to which the Company is entitled pursuant to the terms of this Agreement) and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds.  The Company shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Upon a successor’s acceptance of appointment as such, the Company shall notify by mail the Owner of such appointment.

In connection with the termination or resignation of the Company hereunder, either (i) the successor shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the Company shall cooperate with the successor  in causing MERS to revise its records to reflect the transfer of servicing to the successor as necessary under MERS’ rules and regulations, or (ii) the Company shall cooperate with the successor in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Owner  and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor.  The Company shall file or cause to be filed any such assignment in the appropriate recording office.  The Owner shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (b).  The successor shall cause such assignment to be delivered to the Owner or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 11.02

Repurchases and Related Assurances.

In the event the Company repurchases a Mortgage Loan pursuant to Section 3.03, the Owner shall upon any request of the Company subsequent to the Remittance Date on which the Repurchase Price has been remitted to the Owner take actions reasonably necessary to effect the reconveyance of the Mortgage Loan.

Section 11.03

Amendment.

This Agreement may be amended only by written agreement signed by the Company and Owner hereunder.

Section 11.04

Reserved.

Section 11.05

Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided.

Section 11.06

Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent preempted by federal law but without regard to principles of conflicts of laws, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.07

Notices.

Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered mail, postage prepaid, return receipt requested, and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex, telecopy or telegraph and confirmed by a writing delivered by means of (a), (b) or (c), to:  (i) in the case of the Company, 100 Witmer Road, Horsham, PA 19044,  Attention:  Bill Maguire, Senior Vice President, or such other address as may hereafter be furnished to the Owner in writing by the Company, with a copy to the Company at the same address and (ii) in the case of the Owner, 600 Steamboat Road, Greenwich, CT 06830 Attn:

Section 11.08

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 11.09

No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Owner.

Section 11.10

Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

Section 11.11

Successors and Assigns.

Notwithstanding anything to the contrary in this agreement, it is understood and agreed that the Owner may transfer its interest in this Agreement and the Mortgage Loans in whole or in part, in accordance with Article XII of this Agreement.  The Company may not assign the Agreement without the prior written consent of the Owner.  This Agreement shall inure to the benefit of and be binding upon the Company and the Owner and their respective successors and assigns permitted hereunder.

Section 11.12

General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)

accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)

references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, Clauses and other subdivisions of this Agreement;

(d)

a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs, Clauses, and other subdivisions;

(e)

the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)

the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 11.13 No Solicitation.

The Company agrees not to directly solicit the Mortgagor of any Mortgage Loan for refinancing of any Mortgage Loan or in any way induce, or directly attempt to induce, the refinancing of any Mortgage Loan or the substitution of any Mortgage Loan with any other loan.  Nothing contained herein shall prohibit the Company from (i) providing all Mortgagors which the Seller services mortgage loans for with any general advertising including information brochures, coupon books, monthly statements or other similar documentation which indicates services the Company offers, including refinances or (ii) providing financing of home equity loans to Mortgagors at the Mortgagor’s request.

ARTICLE XII

WHOLE LOAN TRANSFER; PASS-THROUGH TRANSFER

Section 12.01

Removal of Mortgage Loans from Inclusion under this Agreement upon a Whole Loan Transfer or a Pass-Through Transfer on One or more Reconstitution Dates

The Company acknowledges and the Initial Owner agrees that with respect to some or all of the Mortgage Loans, the Initial Owner may effect either:

(1)

one or more Whole Loan Transfers;

(2)

one or more Pass Through Transfers;

provided, however, that the aggregate number of Whole Loan Transfers and Pass-Through Transfers shall not exceed [two (2)].

The Company shall cooperate with the Initial Owner in connection with any Whole Loan Transfer or Pass-Through Transfer contemplated by the Initial Owner pursuant to this Section.  In connection therewith, the Initial Owner shall deliver any Reconstitution Agreement or other document related to the Whole Loan Transfer or Pass Through Transfer to the Company at least 15 days prior to such transfer and the Company shall execute any Reconstitution Agreement which contains servicing provisions substantially similar to those herein or otherwise reasonably acceptable to the Initial Owner and the Company and which restates the representations and warranties contained in Section 3.01 as of the Reconstitution Date (except to the extent any such representation or warranty is not accurate on such date) and Section 3.02 herein as of the Closing Date.  The Initial Owner hereby agrees to reimburse the Company for reasonable “out-of-pocket” expenses incurred by the Company that relate to such Whole Loan Transfer or Pass-Through Transfer, including reimbursement for the amount which reasonably reflects time and effort expended by the Company in connection therewith.  It is understood and agreed by Initial Owner and Company that the right to effectuate such Whole Loan Transfer or Pass-Through Transfer as contemplated by this Section 12.01 is limited to the Initial Owner.

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Initial Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GMAC MORTGAGE CORPORATION,

COMPANY

By:____________________________________

Name:

Patricia C. Taylor

Title:

Vice President

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

(Initial Owner)

By:____________________________________

Name:_________________________________

Title:__________________________________

COMMONWEALTH OF _________________

)

) SS.

COUNTY OF _________

______

)

On the 23rd day of May before me, a Notary Public in and for said Commonwealth, personally appeared Patricia C. Taylor known to me to be Vice President of GMAC Mortgage Corporation, that executed the within instrument and also known to me to be the person who executed it on behalf of said association, and  acknowledged to me that such association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal the day and year in this certificate first above written.

_____________________________

Notary Public

My Commission expires ________

STATE OF _______________)

  ) SS.

COUNTY OF _____________)

On the ______ day of ___________ before me, a Notary Public in and for said state, personally appeared ________________ known to me to be a _____________ of Greenwich Capital Financial Products, Inc., the company that executed the within instrument and also known to me to be the person who executed it on behalf of said company, and acknowledged to me that such company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal the day and year in this certificate first above written.

_____________________________

Notary Public

My Commission expires ________

EXHIBIT A

CONTENTS OF MORTGAGE FILES

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items (except the items delivered to the Custodian pursuant to Section 2.03), all of which shall be available for inspection by the Owner and which may be retained in microfilm, microfiche, optical storage or magnetic media in lieu of hard copy:

1.

A copy of the Mortgage Note endorsed, “Pay to the order of ___________________, without recourse” and signed in the name of the Company by an authorized officer.  Such signature may be an original signature or a facsimile signature of such officer.  If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by “GMAC Mortgage Corporation, successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by “GMAC Mortgage Corporation, formerly known as [previous name]”.  The Mortgage Note shall include all intervening endorsements showing a complete chain of title from the originator to the Company.

2.

The original Mortgage, or a copy of the Mortgage with evidence of recording thereon certified by the appropriate recording office to be a true copy of the recorded Mortgage, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with a certificate of a duly authorized representative of the Company (which certificate may consist of stamped text appearing on such copy of the Mortgage), the closing attorney or an officer of the title insurer which issued the related title insurance policy, certifying that the copy is a true copy of the original of the Mortgage which has been transmitted for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

3.

Unless the Mortgage Loan is registered on the MERS System, the Assignment of Mortgage, executed in blank, but otherwise in form and substance acceptable for recording; provided, however, that certain recording information will not be available if, as of the Closing Date, the Company has not received the related Mortgage from the appropriate recording office.  If the Mortgage Loan was acquired by the Company in a merger, the assignment must be by “GMAC Mortgage Corporation, successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Company while doing business under another name, the assignment must be by “GMAC Mortgage Corporation, formerly known as [previous name]”.

4.

The original policy of title insurance or, if such insurance is in force but the original policy of title insurance has not been delivered to the Company by the issuing title insurer, the report of title insurance or other evidence of title insurance generally acceptable to Fannie Mae or Freddie Mac or, if the Mortgage Loan is the subject of a Fannie Mae or Freddie Mac approved master title insurance policy, a certified copy of the certificate of title insurance issued thereunder.

5.

Originals or certified true copies from the appropriate recording offices of all assumption and modification agreements, if any or if the original has not yet been returned from the recording office, a copy of such original certified by the Company.

6.

Originals, or certified true copies from the appropriate recording offices, of any intervening assignments of the Mortgage with evidence of recording thereon, or, if the original intervening assignment has not yet been returned from the recording office, a certified copy of such assignment.

7.

The original Primary Insurance Policy, if any, or, if the Primary Insurance Policy has been issued but the original thereof has not been delivered to the Company by the issuer thereof, a copy of the Primary Insurance Policy certified by a duly authorized officer of the Company to be a true, complete and correct copy of the original, which certification may be in the form of a blanket certification relating to more than one Mortgage Loan.

8.

Original hazard insurance policy or a binder evidencing such coverage and, if required by law, flood insurance policy, with extended coverage of the hazard insurance policy, unless the Mortgage Loan is the subject of a blanket mortgage impairment insurance policy meeting the requirements of Section 4.11 of the Agreement.

9.

Mortgage Loan closing statement (Form HUD-1 or HUD-1A).

10.

Residential loan application.

11.

Credit report on the Mortgagor.

12.

Residential appraisal report, if applicable.

13.

Photograph of the property, if applicable.

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT

To:

_____________________________________

_____________________________________

_____________________________________

(the “Depository”)

As “Company” under the Master Flow Sale and Servicing Agreement, dated as of _____________, ______________ Mortgage Loans, Group No. ______ (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as “GMAC Mortgage Corporation, in trust for the Owner -______________ Mortgage Loans - Group No. ______ and various Mortgagors.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

GMAC Mortgage Corporation

 By__________________________

The undersigned, as “Depository”, hereby certifies that the above described account has been established under Account Number ___________________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.  The amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation to the extent available under applicable law.

_____________________________

(name of Depository)

By_________________________

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT

To:

_____________________________________

_____________________________________

_____________________________________

(the “Depository”)

As “Company” under the Master Flow Sale and Servicing Agreement, dated as of _____________, __________ Mortgage Loans, Group No. ______ (the “Agreement”), we hereby authorize and request you to certify that an account exists titled “GMAC Mortgage Corporation, in trust for the Owner as indicated on GMAC Mortgage Corporation’s records and various mortgagors.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

GMAC Mortgage Corporation

By__________________________

The undersigned, as “Depository”, hereby certifies that the above described account has been established under Account Number ___________________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.  The amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation to the extent available under applicable law.

_____________________________

(name of Depository)

By_________________________

EXHIBIT D

CUSTODIAL AGREEMENT

EXHIBIT E

RESERVED.

EXHIBIT F

FORM OF MONTHLY REMITTANCE STATEMENT

EXHIBIT G

UNDERWRITING STANDARDS

EXHIBIT H

FORM OF ASSIGNMENT AND CONVEYANCE

On this [_________] day of [______], 2003_, GMAC Mortgage Corporation, as the Company, under that certain Master Flow Mortgage Loan Sale and Servicing Agreement, dated as of _____, 2002 (the “Agreement”) does hereby sell, transfer, assign, set over and convey to _________________,as Purchaser under the Agreement all rights, title and interest of the Company in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2.03 of the Agreement, the Company has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in such custodial capacity only; and upon request by the Purchaser shall be delivered promptly by the Company to the Purchaser.

The Company confirms to the Purchaser that the representations and warranties set forth in Section 3.02 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Section 3.01 of the Agreement with respect to the Company are true and correct as of the date hereof.

All other terms and conditions of this transaction shall be governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

GMAC MORTGAGE CORPORATION

By:  ___________________________

Name: _________________________

Title:

_________________________

Exhibit A to Assignment and Conveyance

MORTGAGE LOAN SCHEDULE

SCHEDULE I

EXHIBIT C

Pooling and Servicing Agreement

dated as of April 1, 2003

among

Greenwich Capital Acceptance, Inc.

Depositor,

Greenwich Capital Financial Products, Inc.

Seller,

Wells Fargo Bank Minnesota, National Association,

Master Servicer

and

Deutsche Bank National Trust Company,

Trustee

EXHIBIT D

ANNUAL CERTIFICATION

I, [              ], [insert title] of GMAC Mortgage Company (the “Servicer”), certify to [identify the company submitting to SEC], and its officers, directors, agents and affiliates (in its role as [identify role] the “Sarbanes Certifying Party”), and with the knowledge and intent that they will rely upon this certification, that:

(i)

Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Serviced Mortgage Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii)

The servicing information required to be provided to the Master Servicer by the Servicer under this Servicing Agreement has been provided to the Master Servicer;

(iii)

I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon the review required by this Servicing Agreement, and except as disclosed in the Annual Statement of Compliance and the Annual Independent Public Accountant’s Servicing Report submitted to the Master Servicer, the Servicer has, as of the date of this certification fulfilled its obligations under this Servicing Agreement; and

(iv)

I have disclosed to the Master Servicer all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.

Dated:

By:

Name:

Title:

SCHEDULE ONE

Schedule of Serviced Mortgage Loans

[Retained at the Washington DC offices of McKee Nelson LLP]